AMENDED AND RESTATED
                                 CODE OF ETHICS

                              FOR ACCESS PERSONS OF
                        COLUMBUS FUNDS, INC. ("COMPANY")
                                       AND
                 REAMS ASSET MANAGEMENT COMPANY, LLC ("ADVISER")

                          EFFECTIVE NOVEMBER 12, 2004*


PURPOSE
-------

     QUESTION: WHAT IS THE PURPOSE OF THIS CODE OF ETHICS?

     ANSWER: The purpose of this Code of Ethics is to address potential conflicts of interest that may arise when certain persons affiliated with the Company or the Adviser trade for accounts in which they have a Beneficial Ownership interest. This Code will regulate personal investment activities of Access Persons and will require periodic reporting related to such investment activities. Capitalized terms used in this Code have special meanings defined below. This Code does not attempt to identify all possible conflicts of interests, and literal compliance with each of its specific provisions will not shield individuals from liability for personal trading or other conduct that violates a fiduciary duty to advisory clients.

GENERAL
-------

     QUESTION: WHAT ARE THE GENERAL PRINCIPLES OF THIS CODE OF ETHICS?

     ANSWER: The general fiduciary principles and standards of business conduct of this Code are:

     o    The duty to comply with all applicable federal securities laws;

     o    The duty at all times to place the interest of clients first;

     o All personal securities transactions must be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual's position of trust and responsibility; and

     o The principle that Access Persons should not take inappropriate advantage of their positions.




-------------------
* Amends and Restates Code of Ethics dated December 18, 2003.


K&E 9986565.5

     QUESTION: WHO IS REQUIRED TO FOLLOW THIS CODE OF ETHICS?

     ANSWER: All Directors, officers, Advisory Persons and employees of the Company or the Adviser ("Access Persons") are required to follow this Code of Ethics. However, directors who are not "interested persons" of the Company under
Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act") ("Disinterested Directors"), are only required to follow certain provisions of this Code, because they generally do not have access to information regarding the Company's investment decisions.

     For  purposes of this Code, an "Advisory Person" includes:

     o any employee of the Company or the Adviser (or of any company in a Control relationship to the Company or the Adviser) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a Security by the Company or whose functions relate to the making of any recommendation with respect to those purchases or sales, or

     o any natural person in a control relationship to the Company or the Adviser who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a Security by the Company.

     Generally, "Control" means the power to exercise a controlling influence, which is intended to include situations where there is less than absolute and complete domination and includes not only the active exercise of power, but also the latent existence of power (e.g., the ability to exercise power). Anyone who beneficially owns, either directly or through one or more controlled entities, more than 25% of the voting securities of an entity is presumed to control that entity. In interpreting "Control," the Chief Compliance Officer will interpret the term as defined in Section 2(a)(9) of the 1940 Act.

     As part of the duties of the Chief Compliance Officer, the Chief Compliance Officer will notify Access Persons of their obligations under the Code.

     QUESTION: WHAT DOES THIS CODE OF ETHICS GENERALLY REQUIRE?

     ANSWER: This Code of Ethics requires Access Persons to follow certain general fiduciary principles, as well as certain specific rules, such as prohibitions against certain securities transactions, reporting of securities transactions and holdings on a periodic basis and preclearance of securities transactions. This Code of Ethics also requires that Access Persons report any violations of this Code promptly to the Chief Compliance Officer.

ADMINISTRATION
--------------

     QUESTION: WHO ADMINISTERS THIS CODE OF ETHICS?

     ANSWER: The Chief Compliance Officer administers this Code of Ethics. The Chief Compliance Officer is David B. McKinney. For purposes of pre-clearance
Robert A. Crider,  David Milroy and Mark M. Egan may also provide  pre-clearance

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


for others. In the absence of David B. McKinney Robert A. Crider will act as Compliance Officer. However, with respect to David B. McKinney, the Compliance Officer is Robert A. Crider.

     QUESTION: WHAT DOES THE CHIEF COMPLIANCE OFFICER DO?

     ANSWER: The Chief Compliance Officer is responsible for:

     o    Monitoring Access Persons' securities transactions,

     o Notifying all Access Persons of their reporting obligations under the Code, and

     o Reviewing all securities transaction and holding reports submitted by Access Persons.

SECURITIES TRANSACTIONS COVERED
-------------------------------

     QUESTION: WHAT KINDS OF SECURITIES TRANSACTIONS ARE GENERALLY COVERED BY THIS CODE OF ETHICS?

     ANSWER:   This  Code  of  Ethics   generally   applies  to  all  Securities
transactions in which an Access Person has a direct or indirect Beneficial Ownership interest.

     QUESTION: WHAT IS A "SECURITY" FOR PURPOSES OF THIS CODE OF ETHICS?

     ANSWER: For purposes of this Code, "Security" or "Securities" has the meaning given this term in Section 2(a)(36) of the 1940 Act and includes:

     o    common stocks,

     o    preferred stocks,

     o    debt securities,

     o    options, and warrants and rights to purchase Securities,

     o trust certificates, depositary receipts (including ADRs) or other certificates of interest or participation in any Securities,

     o shares of registered open-end investment companies (i) that are advised or subadvised by the Adviser or (ii) whose investment adviser or principal underwriter Controls the Adviser, is Controlled by the Adviser or is under Common Control with the Adviser (e.g., shares of the Columbus Funds or Frontegra Funds),

     o    shares of closed-end investment companies,

     o    futures, commodities and Related Securities,

     o    private investments, including oil and gas ventures, and

     o real estate syndicates and other investments which are not publicly traded.

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


"Related Securities" are instruments and securities that are related to, but not the same as, a Security. For example, a Related Security may be convertible into a Security, or give its holder the right to purchase the Security.

"Fund Company Shares" means shares of Columbus Funds, Inc.

     For purposes of this Code, "Security" or "Securities" does not include:

          o shares of registered open-end investment companies (except those noted above),

          o    direct obligations of the Government of the United States,

          o    bankers' acceptances,

          o    bank certificates of deposit,

          o    commercial paper, and

          o "high quality short-term debt instruments," including repurchase agreements.

"High quality short-term debt instruments" are instruments that have a maturity at issuance of less than 366 days and are rated in one of the two highest rating categories by a nationally recognized statistical rating organization such as Moody's or Standard & Poor's.

     QUESTION: WHAT IS MEANT BY "BENEFICIAL OWNERSHIP"?

     ANSWER: You generally have Beneficial Ownership of a Security if you have or share a direct or indirect Pecuniary Interest in any Securities, including through any contract, arrangement, understanding, relationship or otherwise.

"Pecuniary Interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject Securities. An indirect Pecuniary Interest includes:

          o Securities held by members of an Access Person's "Immediate Family" sharing the same household (which includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships). For example, you would be presumed to have an indirect Pecuniary Interest in Securities held by your minor child who lives with you but not in Securities held by your adult child who does not live with you. You may request that a member of your Immediate Family be excluded from the Code's reach by contacting the Chief Compliance Officer and demonstrating why it would be appropriate. For example, it may be appropriate to exclude your adult uncle who lives with you from the Code's reach.

          o A general partner's proportionate interest in the portfolio Securities held by a general or limited partnership.

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          o    A person's right to dividends that is separated or separable from the Securities.

          o A trustee's pecuniary interest in Securities holdings of a trust and any pecuniary interest of any Immediate Family member of such trustee (such Pecuniary Interest being to the extent of the beneficiary's pro rata interest in the trust).

          o    A beneficiary of a trust if:

               (i)  the beneficiary  shares investment  control with the trustee
                    (such  Pecuniary   Interest  being  to  the  extent  of  the
                    beneficiary's pro rata interest in the trust), or

               (ii) the  beneficiary  has  investment  control with respect to a trust transaction without consultation with the trustee.

               Remainder interests do not create a pecuniary interest unless the person with such interest has the power, directly or indirectly, to exercise or share investment control over the trust.

          o A settler or grantor of a trust if such person reserves the right to revoke the trust without the consent of another person, unless the settler or grantor does not exercise or share investment control over the Securities.

     A shareholder shall not be deemed to have a Pecuniary Interest in the portfolio Securities held by a corporation or similar entity in which the person owns Securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity's portfolio.

     Although this list is not exhaustive, you generally would be the beneficial owner of the following:

          o    Securities held in your own name,

          o Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements,

          o Securities held by a bank or broker as a nominee or custodian on your behalf or pledged as collateral for a loan, and

          o Securities owned by a corporation which is directly or indirectly Controlled by, or under common Control with, you.

     If you are  uncertain as to whether you  beneficially  own a Security,  you should contact the Chief Compliance Officer. In determining whether you beneficially own a Security, the Chief Compliance Officer will generally interpret "Beneficial Ownership" as it would be interpreted under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended.

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


PROHIBITED SECURITIES TRANSACTIONS
----------------------------------

     QUESTION: WHAT SECURITIES TRANSACTIONS DOES THIS CODE OF ETHICS PROHIBIT?

     ANSWER: The following blackout windows apply to you and may prohibit you from executing Securities transactions except at certain times when one of the Company's series (a "Fund") is trading or considering trading in Securities:

          o No Access Person may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of the transaction acquires, any Beneficial Ownership interest on any day during which such person knows, or should have known at the time of such transaction, that an Adviser Client Account (including the Fund) has a pending "buy" or "sell" order in that same Security on that date until such order is executed or withdrawn.

          o No portfolio manager for an Adviser Client Account may purchase or sell, directly or indirectly, any Security in which such person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership on any day within seven days before or seven days after the day on which the Adviser Client
               Account has executed or intends to execute a trade in the Security, if such person knows or should have known at the time of the purchase or sale of the Adviser Client Account's trade or intent to trade, unless such person executes the same transaction as the Adviser Client Account (i.e., buy or sell) after execution of the Adviser Client Account's transaction in the Security at the same or worse price as that received by the Adviser Client Account.

     IF YOU ARE AN ACCESS PERSON (BUT NOT A DISINTERESTED DIRECTOR), YOU ALSO ARE SUBJECT TO THE FOLLOWING RULES AND:

          o May not acquire any Securities in an initial public offering ("IPO") or in a private placement without prior approval from the Chief Compliance Officer, after consultation with the President of the Company. You may use the form attached to this Code as Appendix 5 to request clearance. In deciding whether to grant your request, the Chief Compliance Officer will consider certain factors, including without limitation, applicable federal securities laws, the likelihood of a Fund buying the Security, whether the Security is appropriate for a Fund or other clients of the Adviser and why you have the opportunity to acquire the Security. If the Chief Compliance Officer grants approval, the Company is required to maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition of these private placement or IPO Securities.

          o May not profit from short-term trading. Accordingly, you may not profit from purchasing and selling, or selling and purchasing,

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


               the same, or equivalent, Securities within 60 calendar days. You will be required to disgorge any profits realized on short-term trades; provided, however, that the Chief Compliance Officer, after consultation with the President of the Company, may make exceptions to this prohibition on a case-by-case basis in situations where no abuse is involved, and the equities strongly support an exception.

          o May not receive any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company. This does not apply to seasonal gifts made generally available to all employees at the Adviser's business office or to meals and/or entertainment provided in the ordinary course of business and consistent in cost with the Adviser's standards for employee expenditures.

          o May not serve on the board of directors of any publicly traded company without prior authorization from the Company's Board of Directors. The Company's Board of Directors will authorize your board service if it determines that board service would be consistent with the interests of the Company and its shareholders. If the Company's Board of Directors authorizes your board service, you will be isolated from those making investment decisions through a "Chinese wall."

SECURITIES TRANSACTIONS NOT PROHIBITED
--------------------------------------

     QUESTION: ARE THERE ANY SECURITIES TRANSACTIONS NOT PROHIBITED BY THIS CODE OF ETHICS?

     ANSWER: You may engage in the following transactions without violating this Code. However, you are still required to report these transactions as described below.

          o Purchases or sales of Securities which are not eligible for purchase or sale by a Fund (provided, that reports of purchases and sales of Fund Company Shares shall be required) and which have been pre-cleared by the Chief Compliance Officer (such pre-clearance may be granted from time to time for classes of Securities,

          o Purchases and sales effected in any account over which the Access Person has no direct influence or control (e.g., a blind trust),

          o Purchases or sales which are non-volitional on the part of either you or a Fund,

          o Purchases or sales through an automatic investment plan, which is a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation (e.g., an automatic dividend reinvestment plan),

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          o    Purchases  effected  upon the  exercise  of  rights  issued by an issuer pro rata to all holders of a class of its Securities, to the extent these rights were acquired from that issuer, and sales of the rights that were acquired, and

          o Purchases or sales which receive the prior approval of the Chief Compliance Officer, after consultation with the President of the Company, because (i) they are only remotely harmful to a Fund, its shareholders and the Adviser's other clients, (ii) they would be very unlikely to affect a highly institutional market, or
               (iii) they clearly are not related economically to the Securities to be purchased, sold or held by a Fund.

REPORTING RULES FOR DISINTERESTED DIRECTORS
-------------------------------------------

     QUESTION: IF I AM A DISINTERESTED  DIRECTOR,  WHAT REPORTING RULES APPLY TO
ME?

     ANSWER: If you are a Disinterested Director, you are not required to complete quarterly transaction reports unless you knew or, in the ordinary course of fulfilling your duties as a director of the Company, should have known that during the 15-day period immediately before or after the date of your transaction, a Fund purchased or sold the Security, or a Fund or the Adviser was considering purchasing or selling the Security.

          o    Quarterly  Transaction  Reports.  Within 30 days after the end of
               -------------------------------
               each calendar quarter, you are required to provide quarterly transaction reports to the Chief Compliance Officer if you knew or should have known the Fund was buying or selling a security within a 15day window of your trades (as described above). Specifically, the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial Ownership:

               o The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Security involved,

               o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

               o The price of the Security at which the transaction was effected,

               o The name of the broker, dealer or bank with or through which the transaction was effected, and

               o    The date that the report is being submitted.

               In any quarterly transaction report, you may state that the report shall not be construed as an admission that you have any direct or indirect beneficial ownership in the security to which the report relates.

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               NOTE: Appendix 1 is a form of  quarterly  transaction  report you can use to meet these reporting obligations. Please remember that you do not need to complete Quarterly Transaction Reports unless you knew or should have known the Fund was buying or selling a Security within a 15-day window of your trades.

          o Confidentiality. All reports and information received by the Chief Compliance Officer shall be held in strictest confidence (subject to regulatory and fiduciary requirements).

REPORTING RULES FOR OTHER ACCESS PERSONS
----------------------------------------

     QUESTION: IF I AM AN ACCESS PERSON (OTHER THAN A DISINTERESTED DIRECTOR), WHAT REPORTING RULES APPLY TO ME?

     ANSWER: If you are an Access Person (other than a Disinterested Director), you are required to complete the same reports as Disinterested Directors. In addition, you are required to complete initial and annual holdings reports and periodic statements (including transaction information) to the Chief Compliance Officer.

          o Initial Holdings Reports. Within 10 days of becoming an Access Person, you are required to provide the Chief Compliance Officer with an initial holdings report that contains certain information which must be current as of a date no more than 45 days prior to the date the person became an Access Person. This report must contain the following information:

               o The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Security in which you had any direct or indirect Beneficial Ownership when you became an Access Person,

               o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit as of the date you became an Access Person, and

               o    The date that the report is submitted by you.

               NOTE: Appendix 3 is a form of initial holdings report you can use to meet your reporting obligations.

          o    Quarterly Transaction Reports.  Within 30 days after the end of a
               -----------------------------
               calendar quarter, you are required to provide quarterly transaction reports to the Chief Compliance Officer even if you have no personal securities transactions to report for the quarter.

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          Specifically,  the following information must be reported with respect to any transaction during the quarter in a Security in which you had any direct or indirect Beneficial Ownership:

               o The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each Security involved,

               o The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition),

               o The price of the Security at which the transaction was effected,

               o The name of the broker, dealer or bank with or through which the transaction was effected, and

               o    The date that the report is being submitted.

               NOTE: Appendix 1 is a form of  quarterly  transaction  report you can use to meet your reporting obligations. Specific transaction information can be omitted if all such information can be found in the duplicate confirmations/periodic statements which must be supplied as discussed below.

               You are also required to include details with respect to any securities account opened during that quarter for your direct or indirect benefit.

               Specifically, the following information must be reported with respect to any such account:

                    o The name of the broker, dealer or bank where the account was opened,

                    o    The date the account was established, and

                    o    The date the quarterly report is submitted.

          o    Annual Holdings  Reports.  On an annual basis on January 31st you
               ------------------------
               are required to provide an annual holdings report to the Chief Compliance Officer that contains certain information which must be current as of a date no more than 45 days before the report is submitted. This report must contain the following information:

               o The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and

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                    principal  amount  of each  Security  in  which  you had any direct or indirect Beneficial Ownership,

               o The name of any broker, dealer or bank with whom you maintained an account in which any Securities were held for your direct or indirect benefit, and

               o    The date that the report is submitted by you.

               NOTE: Appendix 3 is a form of annual  holdings report you can use to meet these reporting obligations.

          o    General  Rules  Applicable  to  Initial,   Quarterly  and  Annual
               -----------------------------------------------------------------
               Reports. You are not required to report any transactions effected
               -------
               for any account over which you have no direct or indirect influence or Control. In addition, in any report you may state that the report shall not be construed as an admission that you have any direct or indirect Beneficial Ownership in the Security to which the report relates.

          o    Duplicate Confirmations; Periodic Statements. You may direct your
               --------------------------------------------
               brokers, dealers or banks to supply to the Chief Compliance Officer, on a timely basis, duplicate copies of all personal securities transactions and copies of periodic statements for all securities accounts in which you have a Beneficial Ownership interest. To request duplicate confirmations or periodic statements from your respective broker, dealer or bank, you may use the form of letter attached to this Code of Ethics as Appendix 2. You are responsible for making sure that your broker does in fact send the Chief Compliance Officer the duplicate confirmations and the duplicate statements. The Chief Compliance Officer will maintain these forms, confirmations and statements in strictest confidence (subject to regulatory and fiduciary requirements).



          o    Acknowledgement  of  Receipt  of Code of  Ethics.  Shortly  after
               ------------------------------------------------
               becoming an Access Person, you must sign an acknowledgment, attached to this Code as Appendix 4, to affirm that you have received and will comply with this Code.

          o    Compliance with the Code of Ethics.  You must certify annually on
               ----------------------------------
               the form attached to this Code as Appendix 6 that:

               o You have read and understand this Code and recognize that you are subject to it, and

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               o    You have  complied  with the  requirements  of this Code and disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to this Code.

ADVANCE CLEARANCE
-----------------

     QUESTION: HOW DO I KNOW IF I CAN ENGAGE IN A SECURITIES TRANSACTION UNDER THIS CODE OF ETHICS?

     ANSWER: Unless you are a Disinterested Director, you are required to obtain advance clearance for all Securities transactions in which you have a Beneficial Ownership interest, excluding (i) transactions in Securities which are not eligible to be held in the Adviser Client Accounts (defined below), (ii) equity transactions in companies having an aggregate capitalization in excess of $3 billion, (iii) transactions for the direct or indirect benefit of an Access Person made by persons or entities to whom such Access Person has granted discretionary investment authority, provided such Access Person is not advised of the transactions in advance and does not participate in the decision making process, and (iv) transactions in broad based unit investment trusts (e.g., SPDRs). Disinterested Directors are not required to obtain advance approval of Securities transactions. "Adviser Client Accounts" means any accounts (including both investment company and managed accounts) for which the Adviser (a) serves as investment adviser or subadviser, (b) renders investment advice or (c) makes investment decisions.

     You should submit advance clearance requests in writing to the Chief Compliance Office Robert A. Crider, David Milroy or Mark M. Egan. Requests should be submitted in writing no less than three (3) business days in advance of the planned transaction date. You may use the form attached to this Code as Appendix 5, or any other form approved by the Chief Compliance Officer, to request clearance. The Chief Compliance Officer may approve or disapprove your transactions on the grounds of compliance with this Code or otherwise. The Chief Compliance Officer will only approve an intended transaction after determining that the transaction does not fall within any of the prohibitions in this Code of Ethics. The Chief Compliance Officer will return one copy of the clearance request to you showing approval or disapproval and the Chief Compliance Officer will retain the original.

     If  the  Chief  Compliance  Officer   authorizes  your  transaction,   that
authorization is effective until the earlier of:

     o    its revocation,

     o the close of business on the second trading day after the authorization is granted (for example, if authorization is provided on a Monday, it is effective until the close of business on Wednesday), or

     o the time at which you learn that the information in the clearance request is not accurate.

     If you do not place the order for the securities transaction within that period, you must obtain a new advance authorization before you can place the transaction. If the transaction is placed but has not been executed within two trading days after the day the authorization is granted (as, for example, in the case of a limit order), no new authorization is necessary unless you amend the original order in any way.

VIOLATIONS
----------

     QUESTION: WHAT HAPPENS IF I VIOLATE THIS CODE OF ETHICS?

     ANSWER: Upon discovering your violation of this Code of Ethics, the Board of Directors of the Company (or the Adviser with respect to its Access Persons) may impose those sanctions it deems appropriate, including, among other sanctions, a letter of censure or suspension, or termination of your employment.

     QUESTION: HOW WILL THE COMPANY'S BOARD OF DIRECTORS KNOW ABOUT VIOLATIONS OF THIS CODE OF ETHICS?

     ANSWER: The Chief Compliance Officer, in conjunction with the Company's officers, are required to provide an annual written report to the Company's Board of Directors. This report will:

          o Describe issues that arose during the past year under the Code of Ethics, including, but not limited to:

               (i) information about material violations of the Code and sanctions imposed in response to those material violations,

               (ii) any  changes  made  to the  procedures  concerning  personal investing, and

               (iii) any  recommended   changes  in  existing   restrictions  or
                    procedures based upon the Company's experience under its Code, evolving industry practices, or developments in laws or regulations, and

          o Certify that the Company and the Adviser have adopted procedures reasonably necessary to prevent Access Persons from violating this Code.

     The Board of Directors will examine this annual issue and certification report and consider whether it is necessary to amend this Code as a result.

OTHER PROCEDURES OF THE ADVISER
-------------------------------

     QUESTION: WHAT EFFECT DOES THIS CODE OF ETHICS HAVE ON THE ADVISER'S OTHER POLICIES AND PROCEDURES?

     ANSWER: Other policies and procedures of the Adviser relating to securities transactions, including, without limitation, policies relating to insider trading, will remain in full force and effect and will not be affected by this Code. However, to the extent there are any inconsistencies between this Code and any of these other policies, this Code will control. The Company's Code of Ethics for Principal Officers adopted under the Sarbanes-Oxley Act is separate and distinct from this Code of Ethics adopted pursuant to Rule 17j-1 under the 1940 Act.

AMENDMENTS
----------

     QUESTION: CAN THIS CODE OF ETHICS BE AMENDED?

     ANSWER: All material amendments to this Code must be in writing and must be approved by a majority of the Board of Directors, including a majority of the Disinterested Directors, as required by the 1940 Act. The Board of Directors must approve a material amendment to this Code within six months of adoption of the material amendment.

                                                                      APPENDIX 1

           THIS REPORT MUST BE SUBMITTED WITHIN 30 DAYS OF QUARTER END

                   ACCESS PERSON TRANSACTION RECORD for
                                     (Name)            -------------------------

                   FOR CALENDAR QUARTER ENDED
                                     (Date)  -----------------------------------

I AM REPORTING BELOW ALL TRANSACTIONS REQUIRED TO BE REPORTED FOR THE QUARTER PURSUANT TO THE AMENDED AND RESTATED CODE OF ETHICS DATED [____________].


        --------------          --------------------------------
        (Date)                  (Access Person's Signature)

                            I. TRANSACTION REPORTING

Check if applicable:       (a)  |_|   I had no reportable transactions during
                                      this reporting period because I had
                                      no transactions during the quarter.
                           (b)  |_|   All transactions required to be reported
                                      have been provided to the Chief Compliance
                                      Officer through duplicate confirmations
                                      and statements or are additionally
                                      indicated below.
                           (c)  |_|   The reporting of any transaction below
                                      shall not be construed as an admission
                                      that I have any direct or indirect
                                      beneficial ownership in the subject
                                      security.

                                  TRANSACTIONS

    Date       Security    Interest    Maturity     # Shares    Principal    Purchase/      Price      Broker
                 Name        Rate        Date        or Par      Amount      Sale/Other                 Name
----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------

----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------

----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------

----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------

----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------

----------   ------------  ---------  ----------  -----------  ----------    -----------   --------  ---------
                     (attach additional sheets if necessary)


                              II. ACCOUNT REPORTING

                    SECURITIES ACCOUNTS OPENED DURING QUARTER


     INSTRUCTION: The following section must be completed by all Access Persons (other than disinterested directors who need not complete this section if box I(a), on the previous page, is checked).

     |_| I did not open any securities account with any broker, dealer or bank during the quarter; or

     |_| I opened a securities account with a broker, dealer or bank during the quarter as indicated below.


        Date Account                            Broker, Dealer or Bank
       Was Established                                   Name
       ---------------                          ----------------------

       ---------------                          ----------------------

       ---------------                          ----------------------

       ---------------                          ----------------------

       ---------------                          ----------------------

       ---------------                          ----------------------





REVIEWED:
         -------------------------------    ------------------------------------
                   (Date)                             (Signature)


         FOLLOW-UP ACTION (if any) (attach additional sheet if required)
--------------------------------------------------------------------------------

                                                                      APPENDIX 2


                    FORM OF LETTER TO BROKER, DEALER OR BANK

                                     Date

Broker, Dealer or Bank Name and Address

        Subject:      Account #
                              -------------



Dear                     :
     ---------------------

     I am currently affiliated with Columbus Funds, Inc., a registered investment company, and am an access person of such company. You are requested to send duplicate confirmations of individual transactions as well as duplicate periodic statements for the above-referenced account to Reams Asset Management Company, LLC. Please address the confirmations and statements directly to:

        Chief Compliance Officer
        Reams Asset Management Company, LLC
        P.O. Box 1377 Columbus, IN 47202-1377

     Your cooperation is most appreciated. If you have any questions regarding these requests, please contact the undersigned at (812) 372-6606.


                                             Sincerely,


                                             Name of Access Person


cc:  Mr. David B. McKinney

                                                                      APPENDIX 3


                 INITIAL AND ANNUAL PERSONAL SECURITIES HOLDINGS

     THIS REPORT MUST BE SUBMITTED WITHIN 10 DAYS OF BECOMING AN ACCESS PERSON AND THEREAFTER ON AN ANNUAL BASIS ON JANUARY 31ST.

     In accordance with the Code of Ethics, please provide a list of all securities accounts which you beneficially own.

(1)    Name of Access Person:                          -------------------------

(2)    If different than (1), name of the person
       in whose name the account is held:              -------------------------

(3)    Relationship of (2) to (1):                     -------------------------

(4)    Broker, dealer or bank at which account is
       maintained:                                     -------------------------

(5)    Account Number:                                 -------------------------

(6)    Contact person at broker, dealer or bank
       and phone number:                               -------------------------

(7) For each account, attach the most recent account statement listing securities in that account. If you beneficially own securities that are not listed in an attached account statement, list them below:

       Name and Type of Security      Exchange Ticker/CUSIP       # Shares      Principal Amount
       -------------------------      ---------------------       --------      ----------------

1.  --------------------------------------------------------------------------------------------

2.  --------------------------------------------------------------------------------------------

3.  --------------------------------------------------------------------------------------------

4.  --------------------------------------------------------------------------------------------

5.  --------------------------------------------------------------------------------------------
                      (ATTACH SEPARATE SHEET IF NECESSARY)


Check if applicable:   |_| The reporting of any
                           transaction below shall not be construed as an admission that I have any direct or indirect beneficial ownership in the subject security.

                       |_| I have attached statements for all accounts.


                       |_| I do not own any  securities.

     I certify that this form and the attached statements (if any) constitute all of the securities which I beneficially own, including those held in accounts of my immediate family residing in my household.


                                         ---------------------------------------
                                         Access Person Signature

Dated:
      ---------------------------        ---------------------------------------
                                         Print Name



       REVIEWED:
                ---------------------     --------------------------------------
                       (Date)                      (Signature)

         FOLLOW-UP ACTION (if any) (attach additional sheet if required)



        ----------------------------------------------------------------

                                                                      APPENDIX 4


                   ACKNOWLEDGMENT OF RECEIPT OF CODE OF ETHICS


     I acknowledge that I have received the Amended and Restated Code of Ethics dated [_____________], and represent:

     1. In accordance with the Code of Ethics, I will report all securities transactions in which I have a beneficial interest.

     2.   I will comply with the Code of Ethics in all other respects.



                                         ---------------------------------------
                                         Access Person Signature




                                         ---------------------------------------
                                         Print Name


     Dated:
           --------------------------

                                                                      APPENDIX 5


                              COLUMBUS FUNDS, INC,
                                       AND
                         REAMS ASSET MANAGEMENT COMPANY
                ADVANCE PERSONAL TRADING CLEARANCE/REVIEW REQUEST


BACKGROUND:
-----------

The Amended and Restated Code of Ethics states in part that, unless you are a Disinterested Director, you must obtain advance clearance for all personal Securities transactions in which you have Beneficial ownership interest, excluding (i) transactions in Securities which are not eligible to be held in Advisory Client Accounts, (ii) equity transactions in companies having an aggregate capitalization in excess of $3 billion, (iii) transactions for the direct or indirect benefit of an Access Person made by persons or entities to whom such Access Person has granted discretionary and investment authority, provided that such Access Person is not advised of the transactions in advance and does not participate in the decision making process and (iv) transactions in broad based market unit investment trusts (e.g., SPDRs). Advance clearance shall be required in all events (other than dividend reinvestment) for purchases and sales of Fund Company shares by you.

Personal Securities transactions mean purchases or sales of a Security in which a person or members of his or her immediate family sharing the same household has or acquires a Beneficial ownership interest. "Immediate family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships.

CLEARANCE/REVIEW REQUEST: (form should also be used also to record trading where
-------------------------
clearance is not required, so as to document non-clearance requirement)

i)       Name of Employee:                 -------------------------------------
ii)      If different than (1), name
         of person in whose account
         the trade will occur:             -------------------------------------

iii)     Relationship of (2) to (1):       -------------------------------------

iv)      Name of Security:                 -------------------------------------
v)       Maximum number of shares or units
         to be purchased or sold or amount
         of bond:                          -------------------------------------
vi)      Check if applicable:     PURCHASE ____     MARKET ORDER ____

                SALE ____    LIMIT ORDER ____    (Limit Order Price:___________)

TO: ______   FROM: _________             DATE:   /     /        TIME:  ________
                                              --------------


I (or accounts defined above as "personal") intend to purchase/sell the above-named Security (on date if other than above: / / ). My initials above
                                                  --------
confirm that to the best of my knowledge, the proposed transaction is in compliance with the Company's Amended and Restated Code of Ethics.





CHECK AND COMPLETE A OR B (NEXT PAGE).

     A. ( ) For clearance: policy check-off (OK SHOWN IN BOLD) Last date Adviser
traded:   /    /
       --------------


OPEN ORDER UNFILLED:  YES/NO     IPO:  YES/NO     PRIVATE PLACEMENT:  YES/NO



(  ) Excluded from clearance requirement (EXCLUSION SHOWN IN BOLD)

ELIGIBLE FOR CLIENTS:  YES/NO           BROAD BASED UIT:  YES/NO
MARKET CAP>$3 BIL.:  YES/NO             GRANTED DISCRETIONARY AUTHORITY:  YES/NO



               CERTIFICATION OF EMPLOYEE DESIGNEE (IF APPLICABLE)

         THE UNDERSIGNED HEREBY CERTIFIES THAT THE ABOVE-NAMED EMPLOYEE (A) DIRECTLY INSTRUCTED ME TO COMPLETE THIS FORM ON HIS OR HER BEHALF, (B) TO THE BEST OF MY KNOWLEDGE, WAS OUT OF THE OFFICE AT THE TIME OF SUCH INSTRUCTION AND HAS NOT RETURNED, AND (C) CONFIRMED TO ME THAT THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS FORM ARE ACCURATE.




--------------------------------------            ------------------------------
EMPLOYEE DESIGNEE                                 PRINT NAME


--------------------------------------------------------------------------------


CLEARANCE/REVIEW DECISION: Date:            /        /                 Time:

The proposed transaction is:  APPROVED / DISAPPROVED
                                                      --------------------------
                                                       (INITIALS OF INTERVIEWER)


Comments/notes:  ______________________________________________________________









             [WHITE COPY: COMPLIANCE OFFICER; YELLOW COPY: EMPLOYEE]

                                                                      APPENDIX 6


        ANNUAL CERTIFICATION OF COMPLIANCE WITH THE CODE OF ETHICS


        I certify that during the past year:

        1. In accordance with the Code of Ethics, I have reported all reportable securities transactions in which I have a beneficial interest.

        2.   I have complied with the Code of Ethics in all other respects.



                                         ---------------------------------------
                                         Access Person Signature


                                         ---------------------------------------
                                         Print Name


     Dated:
           --------------------------